SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X] Preliminary Proxy Statement                [ ] Confidential, for Use of the
                                                   Commission Only (as permitted
[ ] Definitive Proxy Statement                     by Rule 14a-6(e)(2))

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             MID-STATE RACEWAY, INC.
                (Name of Registrant as Specified in its Charter)

                             MID-STATE RACEWAY, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ ] No fee required
[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:
        Common Stock, par value $.10 per share

    (2) Aggregate number of securities to which transaction applies:
        442,766 shares

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: The amount on which the filing fee of $1,815.47 is calculated was determined pursuant to Rule 0-11(c) of the Securities Exchange Act, as amended, by multiplying 1/50th of 1% by $9,077,350.

    (4) Proposed maximum aggregate value of transaction: $9,077,350.

    (5) Total fee paid: $1,815.47

[ ] Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by Registration Statement number, or the Form or Schedule and the date of its filing.


    (1) Amount Previously Paid: ________________________________________________

    (2) Form, Schedule or Registration Statement No.:___________________________

    (3) Filing Party: __________________________________________________________

    (4) Date Filed: ____________________________________________________________

                             MID-STATE RACEWAY, INC.
                                  P.O. Box 860
                       Ruth Street, Vernon, New York 13476
                                 (315) 829-2201

                 TO THE STOCKHOLDERS OF MID-STATE RACEWAY, INC.

                  A SALE PROPOSAL - YOUR VOTE IS VERY IMPORTANT

     You are cordially invited to attend a special meeting of stockholders of Mid-State Raceway, Inc., to be held at 2:00 p.m., local time, on ______, March __, 2002, at the Vernon Country Suites Hotel at Vernon Downs (adjacent to the Vernon Downs Race Track), 4229 Stuhlman Road, Vernon, New York.

     At the special meeting, you will be asked to consider and vote upon a proposal to adopt an exclusive option agreement, dated as of September 15, 2001, by and among Sanford Goldfarb, Eric Cherry, Steven R. Goldberg, and Mid-State, pursuant to which Mid-State has granted to Goldfarb, Cherry and Goldberg, or an entity to be formed by them, an exclusive option to acquire Mid-State for a purchase price of $9,077,350 (inclusive of the assumption of approximately $6,877,351 in liabilities and the payment of $700,000, plus interest, outstanding under a line of credit established for Mid-State by the purchasers). Adoption of the option agreement constitutes approval of the sale of Mid-State to the purchasers and the related transactions contemplated by the option agreement. It is anticipated that the transaction will be accomplished either through a cash merger or a sale of substantially all the assets of Mid-State. The purchasers exercised the option on February 15, 2002. If the transaction is structured as a cash merger, upon consummation of the transaction the stockholders of Mid-State will be entitled to receive a per share acquisition consideration currently estimated to equal approximately [$3.16] per share, subject to adjustment as provided in the option agreement. If the transaction is structured as an asset sale, Mid-State will be liquidated following completion of the transaction and the amount of the per share acquisition consideration will be determined based upon the amount of Mid-State's liabilities outstanding at the time of liquidation, which are required to be paid out before any distribution to Mid-State stockholders. Approval of the proposed sale of Mid-State requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of Mid-State common stock entitled to vote on the transaction.

     Your board of directors has approved the transaction but makes no recommendation with regard to whether the stockholders of Mid-State should vote for or against this transaction.

     The attached proxy statement describes the proposed transaction in more detail. I urge you to read the entire proxy statement and give it your careful attention.

     IF THE SALE OF MID-STATE IS APPROVED AT THE SPECIAL MEETING AND ALL OTHER CONDITIONS PRECEDENT ARE SATISFIED OR WAIVED, STOCKHOLDERS WILL RECEIVE APPROPRIATE INSTRUCTIONS FOR EXCHANGING THEIR STOCK CERTIFICATES FOR CASH. PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATES AT THIS TIME.

     Your vote is very important, regardless of the number of shares you own. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, WE REQUEST THAT YOU COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING PREPAID ENVELOPE. IF YOU DO NOT VOTE, OR IF YOU RETURN YOUR PROXY BUT DO NOT INDICATE HOW YOU WISH TO VOTE YOUR SHARES, IT WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE TRANSACTION BECAUSE THE INDIVIDUALS NAMED AS PROXIES WILL NOT VOTE YOUR SHARES IN CONNECTION WITH THE TRANSACTION. YOU MAY, OF COURSE, ATTEND THE SPECIAL MEETING AND VOTE IN PERSON, EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY.




                                                    Justice M. Cheney
                                           President and Chief Executive Officer

     THIS PROXY STATEMENT IS DATED _________, 2002, AND IS FIRST BEING MAILED TO STOCKHOLDERS OF MID-STATE ON OR ABOUT _________, 2002.

                             MID-STATE RACEWAY, INC.
                                  P.O. Box 860
                       Ruth Street, Vernon, New York 13476
                                 (315) 829-2201

               NOTICE OF SPECIAL MEETING OF MID-STATE STOCKHOLDERS
                       ______, MARCH __, 2002 AT 2:00 P.M.

TO THE STOCKHOLDERS OF MID-STATE RACEWAY, INC.:

     NOTICE HEREBY IS GIVEN that a special meeting of stockholders of Mid-State Raceway, Inc., a New York corporation, will be held at 2:00 p.m., local time, on ______, March __, 2002, at the Vernon Country Suites Hotel at Vernon Downs (adjacent to the Vernon Downs Race Track), 4229 Stuhlman Road, Vernon, New York, for the following purposes:

     1. To consider and vote upon a proposal to adopt an exclusive option agreement, dated as of September 15, 2001, by and among Sanford Goldfarb, Eric Cherry, Steven R. Goldberg, and Mid-State, pursuant to which Mid-State has granted to Goldfarb, Cherry and Goldberg, or an entity to be formed by them, an exclusive option to acquire Mid-State for a purchase price of $9,077,350 (inclusive of the assumption of approximately $6,877,351 in liabilities and the payment of $700,000, plus interest, outstanding under a line of credit established for Mid-State by the purchasers). Adoption of the option agreement constitutes approval of the sale of Mid-State to the purchasers and the related transactions contemplated by the option agreement. It is anticipated that the transaction will be accomplished either through a cash merger or a sale of substantially all the assets of Mid-State. The purchasers exercised the option on February 15, 2002. If the transaction is structured as a cash merger, upon consummation of the transaction the stockholders of Mid-State will be entitled to receive a per share acquisition consideration currently estimated to equal approximately [$3.16] per share, subject to adjustment as provided in the option agreement. If the transaction is structured as an asset sale, Mid-State will be liquidated following completion of the transaction and the amount of the per share acquisition consideration will be determined based upon the amount of Mid-State's liabilities outstanding at the time of liquidation, which are required to be paid out before any distribution to Mid-State stockholders.

     2. To transact such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

     The affirmative vote of the holders of at least two-thirds of the outstanding shares of Mid-State common stock entitled to vote on the transaction is required for adoption of the option agreement. Holders of record of Mid-State common stock at the close of business on February 15, 2002, the record date, are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of the special meeting.

     THE BOARD OF DIRECTORS OF MID-STATE, AFTER CAREFUL REVIEW AND CONSIDERATION OF THE TERMS OF THE OPTION AGREEMENT AND OTHER FACTORS, ADOPTED THE OPTION AGREEMENT AT ITS SEPTEMBER 12, 2001 SPECIAL MEETING. HOWEVER, IN LIGHT OF THE OCCURRENCE OF EVENTS SUBSEQUENT TO THE SEPTEMBER BOARD MEETING, INCLUDING THE RECEIPT OF OTHER EXPRESSIONS OF INTEREST IN MID-STATE AND THE APPROVAL OF VIDEO LOTTERY GAMING AT MID-STATE BY THE STATE OF NEW YORK, THE BOARD OF DIRECTORS CAN NO LONGER STATE THAT IT BELIEVES THAT THE SALE OF MID-STATE PURSUANT TO THE OPTION AGREEMENT IS IN THE BEST INTERESTS OF MID-STATE STOCKHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS OF MID-STATE MAKES NO RECOMMENDATION, EITHER FOR OR AGAINST, ADOPTION OF THE OPTION AGREEMENT BY MID-STATE STOCKHOLDERS.

     Your vote is very important, regardless of the number of shares you own. Please vote as soon as possible to make sure that your shares are represented at the meeting. To vote your shares, you must complete and return the enclosed proxy card. If you are a holder of record, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct them on how to vote your shares. If you do not vote, or if you return your proxy but do not indicate how you wish to vote your shares, or do not instruct your broker or bank how to vote your shares, it will have the same effect as voting against the transaction because the individuals named as proxies will not vote your shares.

                                           By Order of the Board of Directors of
                                           Mid-State Raceway, Inc.



                                           Paul V. Noyes
                                           Corporate Secretary

Vernon, New York
__________, 2002


                                TABLE OF CONTENTS

                                                                                                        PAGE
                                                                                                        ----

SUMMARY TERM SHEET
        The Parties to the Transaction
        Special Meeting
        Record Date; Vote Required
        Voting By Certain Directors and Executive Officers
        Recommendation of the Board of Directors
        The Sale Transaction
        Appraisal Rights of Dissenting Stockholders
        Certain Federal Income Tax Consequences

QUESTIONS AND ANSWERS ABOUT THE TRANSACTION AND THE SPECIAL MEETING

THE SPECIAL MEETING
        Proxy Statement
        Date, Time and Place of Special Meeting
        Purpose of the Special Meeting
        Recommendation of the Board of Directors
        Stockholder Record Date for the Special Meeting
        Vote Required for Adoption of the Option Agreement
        Important Information for Stockholders Whose Shares are Held in Street Name
        Proxies
        Solicitation of Proxies

THE SALE TRANSACTION
        General
        Background of and Reasons for the Transaction
        Interests of Certain Directors, Executive Officers and Principal
         Stockholders in the Transaction
        Completion and Effectiveness of the Transaction
        Structure of the Transaction
        Payment for Shares
        Dissenters' Rights
        Regulatory Matters
        The Option Agreement
        Proxies Granted by Certain Principal Stockholders
        Certain Federal Income Tax Consequences of the Transaction
        Accounting Treatment of the Transaction

PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

STOCKHOLDER PROPOSALS

OTHER MATTERS

ANNEXES
         Annex A - Option Agreement
         Annex B - Section 623 of the New York Business Corporation Law

--------------------------------------------------------------------------------

                               SUMMARY TERM SHEET

     This summary highlights selected information from this proxy statement. It may not contain all of the information that is important to you. We urge you to read carefully the proxy statement and the documents attached to this proxy statement for a complete understanding of the transaction. Each item in this summary includes a page reference directing you to a more complete description of that item.


THE PARTIES TO THE TRANSACTION (SEE PAGE ___)

Mid-State Raceway, Inc.
P.O. Box 860
Ruth Street
Vernon, New York 13476
(315) 829-2201

     Mid-State Raceway, Inc., a New York corporation, is engaged in the business of harness racing. Mid-State operates the Vernon Downs race track in Vernon, New York. Mid-State is licensed under, and subject to the regulations of, the Pari-Mutual Law and supervision of the New York State Racing and Wagering Board in connection with the conduct of harness racing at its race track and the simulcast of racing from other race tracks.

Proposed Purchasers:

Sanford Goldfarb
One Northend Ave.
Suite 1201
New York, New York 10282
(212) 845-5076

Eric Cherry
1801 S. Federal Highway
Suite 300
Delray Beach, Florida 33483
(561) 272-5667

Steven R. Goldberg
One Northend Ave.
Suite 1201
New York, New York 10282
(212) 845-5100

     Sanford Goldfarb and Eric Cherry are prominent Standardbred owners who have campaigned some of the sport's leading stakes winners. Mr. Cherry is the owner of the South Florida Trotting Center in Lake Worth, Florida, and founder of the National Raceline. Steven Goldberg is an attorney and a newcomer to the horse racing business. Mr. Goldberg currently serves as a member of Mid-State's board of directors.

SPECIAL MEETING (SEE PAGE __)

     The special meeting of Mid-State stockholders will be held on ______, March __, 2002 at 2:00 p.m., local time, at the Vernon Country Suites Hotel at Vernon Downs (adjacent to the Vernon Downs Race Track), 4229 Stuhlman Road, Vernon, New York.

RECORD DATE; VOTE REQUIRED (SEE PAGE __)

     You can vote at the special meeting if you owned common stock of Mid-State at the close of business on February 15, 2002, the record date. On that date, there were 442,766 shares of common stock outstanding and entitled to vote. To adopt the option agreement, the holders of two-thirds of those shares must vote in favor of the option agreement.

     You may cast one vote for each share of common stock that you owned on February 15, 2002.

     A failure to vote, either by not returning the enclosed proxy card or by checking the "Abstain" box or failing to check any box on the proxy card, or a failure to instruct your broker to vote if your shares are held in an account at a brokerage firm or bank, will have the same effect as a vote against the transaction. Accordingly, the board of directors of Mid-State urges you to complete, date and sign the accompanying proxy card and return it promptly to Mid-State in the enclosed, postage paid envelope.


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VOTING BY CERTAIN DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS
 (SEE PAGE __)

     As of ________, 2002, the date of this proxy statement, directors and executive officers of Mid-State held, as a group, approximately 20% of the issued and outstanding shares of common stock entitled to vote at the special meeting. John Signorelli, a principal stockholder of Mid-State, and Paul Noyes, a director and principal stockholder of Mid-State, have given to the purchasers a proxy to vote all shares of common stock held by such stockholders in favor of the transaction. As of the date of this proxy statement, Messrs. Signorelli and Noyes collectively held approximately 20% of the common stock of Mid-State entitled to vote at the special meeting.

RECOMMENDATION OF THE BOARD OF DIRECTORS (SEE PAGE __)

     The board of directors of Mid-State approved the option agreement at a special meeting on September 12, 2001. However, in light of events occurring subsequent to that meeting, including the receipt of other expressions of interest in Mid-State and the approval of video lottery gaming at Mid-State by the State of New York, the board of directors of Mid-State is currently unable to make a recommendation either for or against adoption of the option agreement. As a result, proxies that are delivered without indicating how the shares covered thereby are to be voted will not be voted in connection with the transaction.

THE SALE TRANSACTION (SEE PAGE __)

     The option agreement is attached to this document as Annex A. Please read the option agreement in its entirety. It is the legal document that governs the proposed transaction. Adoption of the option agreement constitutes approval of the sale of Mid-State to the purchasers and the related transactions contemplated by the option agreement.

     General.

     In the proposed transaction, Sanford Goldfarb, Eric Cherry and Steven R. Goldberg, or an entity to be formed by them, will acquire Mid-State for a purchase price of $9,077,350 (inclusive of the assumption of approximately $6,877,351 in liabilities and the payment of $700,000, plus interest, outstanding under a line of credit established for Mid-State by the purchasers). It is anticipated that the transaction will be accomplished either through a cash merger or a sale of substantially all the assets of Mid-State. If the transaction is structured as a cash merger, upon consummation of the transaction the stockholders of Mid-State will be entitled to receive a cash payment currently estimated to equal approximately [$3.16] per share, subject to adjustment as provided in the option agreement. If the transaction is structured as an asset sale, Mid-State will be liquidated following completion of the transaction and the amount of the per share acquisition consideration will be determined based upon the amount of Mid-State's liabilities outstanding at the time of liquidation, which are required to be paid out before any distribution to Mid-State stockholders.

     Completion of the Sale (see page __)

     The completion of the sale will occur after all of the conditions to the completion of the transaction have been satisfied or waived in accordance with the option agreement. We expect to complete the transaction during the first calendar quarter of 2002.

     Exchange of Certificates (see page __)

     It is currently anticipated that the transaction will take the form of either a cash merger with an entity to be formed by Sanford Goldfarb, Eric Cherry and Steven R. Goldberg, or an acquisition by the purchasers of substantially all the assets of Mid-State, following which Mid-State will be dissolved and its affairs wound up. In either case, promptly after the completion of the transaction, Mid-State (or, if Mid-State is not the surviving entity in the merger, the surviving entity) will send to each stockholder of record immediately prior to the completion of the transaction a letter of transmittal and detailed instructions specifying the procedures to be followed in surrendering your share certificates. SHARE CERTIFICATES SHOULD NOT BE FORWARDED TO MID-STATE UNTIL RECEIPT OF THE LETTER OF TRANSMITTAL.



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Upon the surrender of a share certificate, Mid-State will issue the per share acquisition consideration, calculated depending on the structure of the transaction as described in this proxy statement, in cash, without interest, for each share of Mid-State common stock being surrendered.

     Conditions to the Completion of the Transaction (see page __)

     Mid-State and the purchasers will complete the transaction only if they satisfy or, in some cases waive, several conditions, including the following:

o the New York State Racing and Wagering Board must have approved the transaction, and the purchasers must have received all required licenses from that Board without a change in the license origination date;

o holders of the requisite number of shares of Mid-State common stock must have approved the adoption of the option agreement;

o Dominic Giambona, John Signorelli and Paul Noyes shall have granted to the purchasers an irrevocable proxy to vote their shares in favor of the transaction;

o there must be no lawsuits, pending or anticipatory, filed or to be filed against Mid-State or its affiliates that will create a liability to Mid-State or the purchasers; and

o Mid-State must have resolved and terminated the mechanic's lien filed against it by David P. Schillaci for services allegedly rendered to Mid-State.

     Interests of Directors, Officers and Principal Stockholders in the Transaction (see page __)

     You should be aware that certain directors and executive officers of Mid-State have interests in the transaction that are different from, or in addition to, the interests of Mid-State's stockholders. Among other things, the option agreement provides that John Signorelli, a principal stockholder of Mid-State, and Dominic Giambona and Paul Noyes, both members of the board of directors and principal stockholders of Mid-State, will be entitled to receive an aggregate of $100,000, payable at the closing of the transaction, in exchange for their proxies to vote their shares in favor of this transaction. As of the date of this proxy statement, only Dominic Giambona had not delivered his proxy. In addition, Mid-State owes John Signorelli, a principal stockholder of Mid-State, and Wesley Wendt, Sr., Paul Noyes and Dominic Giambona, all members of Mid-State's board of directors, an aggregate principal amount of $2,119,750, which liabilities will be paid in full out of the proceeds of this transaction. Additionally, Steven R. Goldberg, a member of Mid-State's board of directors, is one of the purchasers.

     Break-up Fee (see page __)

     In the event the option agreement is not adopted by the stockholders of Mid-State at the special meeting, Mid-State must pay the purchasers the following amounts, due within 20 days after the date of the special meeting:

o the outstanding balance due in respect of certain liabilities specified in the option agreement (currently estimated to total

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

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     approximately $1,000,000), together with interest thereon and reasonable costs of collection; and

o    a $130,000 break-up fee.

     Expenses (see page __)

     In the option agreement, Mid-State and the purchasers have agreed that each will bear its own expenses in connection with the transaction.

APPRAISAL RIGHTS OF DISSENTING STOCKHOLDERS (SEE PAGE __)

     Under New York law, Mid-State stockholders who do not vote in favor of the sale will be entitled to exercise appraisal rights in connection with the transaction.

     Stockholders desiring to exercise their appraisal rights will have the rights and duties, and must follow the procedures, set forth in Section 623 of the New York Business Corporation Law. The full text of Section 623 is attached to this proxy statement as Annex B. Stockholders who wish to exercise appraisal rights must carefully follow the procedures described in Section 623, and are urged to read Annex B in its entirety.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES (SEE PAGE __)

     Your exchange of shares of common stock for cash pursuant to the transaction will be a taxable transaction for federal income tax purposes. You will recognize gain or loss for federal income tax purposes equal to the difference between the amount of cash you receive for your shares and your tax basis in the shares surrendered, assuming that you do not have a special tax status or did not acquire your shares pursuant to an incentive stock option or special compensation arrangement.

     Determining the actual tax consequences of the transaction to you may be complex. They will depend on your specific situation and on variables not within our control. You should consult your own tax advisor for a full understanding of the transaction's tax consequences for you.

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



                   QUESTIONS AND ANSWERS ABOUT THE TRANSACTION
                             AND THE SPECIAL MEETING

Q:   WHAT WILL HAPPEN TO THE OUTSTANDING SHARES OF MID-STATE COMMON STOCK?

A: If the transaction is completed, each share of Mid-State common stock will be deemed for all purposes to represent only the right of the holder to receive the per share acquisition consideration, the amount of which will depend on the structure of the transaction as consummated, in cash, without interest, for each share of common stock held by that stockholder.

Q:   WILL MID-STATE CONTINUE TO EXIST FOLLOWING COMPLETION OF THE TRANSACTION?

A: The answer to this question is not known at this time. If the transaction is completed as a sale of substantially all of the assets of Mid-State, Mid-State management will likely dissolve Mid-State immediately following the completion of the transaction. If the transaction is completed as a cash merger, either Mid-State or the entity to be formed by the purchasers may be the surviving entity in the merger. However, in either case, you will be receiving cash for your shares if this transaction is completed and therefore you will have no further interest in Mid-State after completion of the transaction.

Q: DO THE PURCHASERS HAVE THE RESOURCES TO PAY THE FULL CASH PRICE FOR ALL OF THE OUTSTANDING SHARES?

A: Mid-State management conducted a review of the purchasers before entering into the option agreement and believes that the purchasers have sufficient resources to complete the transaction in accordance with the terms of the option agreement.

Q: IS THE FINANCIAL CONDITION OF THE PURCHASERS RELEVANT TO MY DECISION ON HOW TO VOTE FOR ANY OTHER REASON?

A: No. Once your shares of Mid-State common stock are purchased you will no longer have an investment in Mid-State, whether the transaction is structured as a sale of assets or a cash merger.

Q:   DOES MID-STATE'S BOARD OF DIRECTORS RECOMMEND APPROVAL OF THE OPTION
     AGREEMENT?

A: The board of directors of Mid-State makes no recommendation regarding the adoption of the option agreement. While the board of directors did approve the option agreement at its September 12, 2001 special meeting, in light of events occurring subsequent to that meeting, including the receipt of other expressions of interest in Mid-State and the approval of video lottery gaming at Mid-State by the State of New York, Mid-State's board of directors can no longer recommend that Mid-State stockholders vote in favor of the transaction.

Q:   IS THE PROPOSED SALE A TAXABLE TRANSACTION?

A: Yes. The acquisition of your shares for cash consideration is a taxable transaction and may result in tax liability. You should consult your own tax advisor to determine the tax consequences of the transaction.

Q:   WHAT NEEDS TO HAPPEN IN ORDER FOR THE TRANSACTION TO OCCUR?

A: In order to complete the transaction, among other things, the parties must obtain certain approvals from the New York State Racing and Wagering Board, and holders of Mid-State common stock representing at least two-thirds of all outstanding shares entitled to vote on the transaction must vote in favor of the transaction.

Q:   WHEN DO YOU EXPECT THE TRANSACTION TO BE COMPLETED?

A: Assuming the transaction is adopted by Mid-State's stockholders at the special meeting, and the other conditions to closing are satisfied or waived, we expect to complete the transaction during the first calendar quarter of 2002. However, because the transaction is subject to third-party consents, we cannot predict the exact timing.

Q:   IS THE TRANSACTION FAIR TO MID-STATE STOCKHOLDERS?

A: The board of directors of Mid-State expresses no opinion as to whether or not the transaction is fair and in the best interests of Mid-State and its stockholders.

Q:   SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After completion of the transaction, Mid-State (or, if Mid-State is not the surviving entity in the case of a cash merger, the surviving entity) will send instructions to its stockholders entitled to receive the per share acquisition consideration. These instructions will explain the structure of the transaction, and how to submit your Mid-State stock certificates for payment of the per share acquisition consideration.

Q:   HOW DO I VOTE?

A: After carefully reading and considering the information contained in this proxy statement, please respond by completing, signing and dating your proxy card and returning it in the enclosed postage paid envelope as soon as possible so that your shares may be represented at the special meeting.

Q:   WHAT IF I DON'T VOTE?

A: If you fail to respond, if you respond and do not indicate how you want to vote, or if you respond and abstain from voting, it will have the same effect as a vote against the transaction, because the individuals named as proxies will not vote your shares with respect to the transaction.

Q: IF MY SHARES ARE HELD IN AN ACCOUNT AT A BROKERAGE FIRM OR BANK, WILL THE BROKER OR BANK VOTE THE SHARES FOR ME?

A: Not unless you instruct your broker or bank to vote your shares, following the directions provided to you by your broker or bank. A failure to instruct your broker or bank to vote your shares in favor of adoption of the transaction, called a "broker non-vote", is the equivalent of a vote against the transaction.

Q:   CAN I CHANGE MY VOTE AFTER I HAVE DELIVERED MY PROXY?

A: Yes. You can change your vote at any time before your proxy is voted at the special meeting. You can do this in one of three ways. First, you can revoke your proxy. Second, you can submit a new proxy, dated a later date. If you choose either of these two methods, you must submit your notice of revocation or your new proxy to the Corporate Secretary of Mid-State before the special meeting. If your shares are held in an account at a brokerage firm or bank, you should contact your brokerage firm or bank to change your vote. Third, you can attend the special meeting and vote in person, if you are a holder of record.

Q:   DO I HAVE APPRAISAL RIGHTS IN CONNECTION WITH THIS TRANSACTION?

A: Yes. If you do not vote in favor of the transaction and follow the proper procedures, you will be entitled to appraisal rights. We describe the procedures for exercising appraisal rights in this proxy statement, and we have attached as Annex B to this proxy statement the provisions of New York law that govern appraisal rights.

Q: IS MID-STATE SUBJECT TO ANY RESTRICTIONS PENDING THE COMPLETION OF THE TRANSACTION?

A: In general, Mid-State has agreed to operate its business only in the ordinary course, and not to declare or pay any dividend or other distribution to its stockholders, pending the completion of the transaction. In addition, Mid-State's board of directors has given Steven
     R. Goldberg, a representative of the purchasers and a member of Mid-State's board of directors, co-signing authority with respect to the release of funds from Mid-State's bank accounts.

Q: DO THE DIRECTORS, OFFICERS AND PRINCIPAL STOCKHOLDERS OF MID-STATE HAVE AN INTEREST IN THE TRANSACTION?

A: Yes. The option agreement provides that John Signorelli, a principal stockholder of Mid-State, and Dominic Giambona and Paul Noyes, both members of the board of directors and principal stockholders of Mid-State, will be entitled to receive an aggregate of $100,000 in exchange for proxies to vote the shares held by those stockholders in favor of the transaction. Additionally, Mid-State owes John Signorelli, a principal stockholder of Mid-State, and Wesley Wendt, Sr., Paul Noyes and Dominic Giambona, all members of Mid-State's board of directors, an aggregate principal amount of $2,119,750, which liabilities will be paid in full out of the proceeds of the transaction. Also, Steven R. Goldberg, a member of Mid-State's board of directors, is one of the purchasers.

Q:   WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have any questions about the transaction or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card, you should contact:

     Mid-State Raceway, Inc.
     P.O. Box 860
     Ruth Street
     Vernon, New York 13476
     (315) 829-2201
     Attention: Justice M. Cheney
     President and Chief Executive Officer

                               THE SPECIAL MEETING

PROXY STATEMENT

     This proxy statement is being furnished by Mid-State to the holders of outstanding shares of its common stock, par value $.10 per share, in connection with the solicitation of proxies by Mid-State's board of directors regarding the proposed sale of Mid-State.

     This proxy statement is first being furnished to stockholders of Mid-State on or about ___________, 2002.

DATE, TIME AND PLACE OF SPECIAL MEETING

     The special meeting of the stockholders of Mid-State is to be held at the Vernon Country Suites Hotel at Vernon Downs (adjacent to the Vernon Downs Race Track), 4229 Stuhlman Road, Vernon, New York at 2:00 p.m., local time, on ______, March __, 2002, and any adjournments or postponements of the special meeting. Holders of common stock are entitled to one vote for each share held by them.

PURPOSE OF THE SPECIAL MEETING

     THE SPECIAL MEETING IS BEING HELD SO THAT THE STOCKHOLDERS OF MID-STATE MAY CONSIDER AND VOTE UPON A PROPOSAL TO ADOPT AN EXCLUSIVE OPTION AGREEMENT, DATED AS OF SEPTEMBER 15, 2001, AMONG SANFORD GOLDFARB, ERIC CHERRY, STEVEN R. GOLDBERG AND MID-STATE, PROVIDING FOR THE ACQUISITION OF MID-STATE FOR A PURCHASE PRICE OF $9,077,350 (INCLUSIVE OF THE ASSUMPTION OF APPROXIMATELY $6,877,351 IN LIABILITIES AND THE PAYMENT OF $700,000, PLUS INTEREST, OUTSTANDING UNDER A LINE OF CREDIT ESTABLISHED FOR MID-STATE BY THE PURCHASERS). ADOPTION OF THE OPTION AGREEMENT CONSTITUTES APPROVAL OF THE SALE OF MID-STATE TO THE PURCHASERS AND THE RELATED TRANSACTIONS CONTEMPLATED BY THE OPTION AGREEMENT. IT IS ANTICIPATED THAT THE TRANSACTION WILL BE ACCOMPLISHED EITHER THROUGH A CASH MERGER OR A SALE OF SUBSTANTIALLY ALL THE ASSETS OF MID-STATE. If the transaction is structured as a cash merger, upon consummation of the transaction the stockholders of Mid-State will be entitled to receive a cash payment currently estimated to equal approximately [$3.16] per share, subject to adjustment as provided in the option agreement. If the transaction is structured as an asset sale, Mid-State will be liquidated following completion of the transaction and the amount of the per share acquisition consideration will be determined based upon the amount of Mid-State's liabilities outstanding at the time of liquidation, which are required to be paid out before any distribution to Mid-State stockholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     While the board of directors of Mid-State adopted the option agreement by a 7-to-0 vote, with one abstention, at its September 12, 2001 special meeting, since that time the board has received several other expressions of interest in Mid-State. As a result of those expressions of interest and the occurrence of other events subsequent to the September 2001 special meeting, including the approval of video lottery gaming at Mid-State by the State of New York, the board can no longer say that the transaction is fair and in the best interests of Mid-State and its stockholders. Accordingly, the board of directors of Mid-State makes no recommendation, either for or against, adoption of the option agreement by Mid-State's stockholders.

STOCKHOLDER RECORD DATE FOR THE SPECIAL MEETING

     The board of directors of Mid-State has fixed the close of business on February 15, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting. Only holders of record of shares of common stock at the close of business on the record date will be entitled to notice of and to vote at the special meeting. On the record date, there were 442,766 shares of Mid-State common stock outstanding, held by approximately 530 holders of record.

VOTE REQUIRED FOR ADOPTION OF THE OPTION AGREEMENT

     The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Mid-State common stock entitled to vote at the special meeting is required to constitute a quorum at the special meeting.

     The affirmative vote of two-thirds of the outstanding shares of Mid-State common stock entitled to vote on the transaction is required to adopt the option agreement. Because adoption of the option agreement requires the affirmative vote of at least two-thirds of the shares of Mid-State's common stock outstanding on the record date, abstentions, failures to vote and broker non-votes (described below) will have the same effect as a vote against adoption of the option agreement.

     At the special meeting, each stockholder of Mid-State is entitled to one vote for each share of common stock held in that stockholder's name on the record date. The option agreement provides that John Signorelli, a principal stockholder of Mid-State, and Paul Noyes and Dominic Giambona, both directors and principal stockholders of Mid-State, will be entitled to receive an aggregate of $100,000, payable at the closing, in exchange for a proxy to vote all shares of common stock beneficially owned by such stockholders in favor of adoption of the option agreement and the transactions contemplated thereby. As of the date of this proxy statement, only Mr. Giambona had not yet delivered his such a proxy. As of the record date, Messrs. Signorelli and Noyes owned, as a group, approximately 20% of the outstanding common stock of Mid-State.

IMPORTANT INFORMATION FOR STOCKHOLDERS WHOSE SHARES ARE HELD IN STREET NAME

     If you hold your stock in a "street name," which means that your stock is held for you in a brokerage account or bank and not registered on Mid-State's stock records in your own name, your broker will not vote your shares on the option agreement unless you instruct your broker how you want your votes to be cast. Please tell your broker as soon as possible how to vote your shares to make sure that your broker has enough time to vote your shares before the polls close at the special meeting. If your broker does not vote your shares (called a "broker non-vote"), the effect will be the same as a vote against adoption of the option agreement because your shares will not be voted. If your stock is held in a street name, you do not have a direct right to vote your shares or to revoke a proxy for your shares unless that record holder of your shares give you that right in writing.

PROXIES

     All shares of Mid-State common stock represented by properly executed proxies received before or at the Mid-State special meeting will, unless the proxies are revoked, be voted in accordance with the instructions indicated on those proxies. IF NO INSTRUCTIONS ARE INDICATED ON A PROPERLY EXECUTED PROXY CARD, THE SHARES WILL NOT BE VOTED EITHER FOR OR AGAINST ADOPTION OF THE OPTION AGREEMENT, WHICH WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE OPTION AGREEMENT. THE PROXIES WILL, HOWEVER, HAVE THE AUTHORITY TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING, INCLUDING ANY MOTION TO ADJOURN THE SPECIAL MEETING, AND ANY ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING. You are urged to mark the box on the proxy card to indicate how to vote your shares.

     If a properly executed proxy card is returned and the stockholder has failed to indicate how that shareholder wishes to vote, or has checked the "abstain" box on the proxy, the Mid-State common stock represented by the proxy will be considered present at the special meeting for purposes of determining a quorum, but will not be considered to have been voted in favor of adoption of the option agreement. This failure to vote will have the same effect as a vote against adoption of the option agreement.

     The Mid-State special meeting may be adjourned or postponed in order to permit further solicitation of proxies. No proxy voted against the proposal to adopt the option agreement will be voted on any proposal to adjourn or postpone the special meeting that is submitted to the stockholders for a vote.

     Mid-State does not expect that any matter other than adoption of the option agreement will be brought before the special meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with the direction of a majority of the board of directors with respect to those matters, unless authority to do so is withheld on the proxy card.

     A stockholder may revoke his or her proxy at any time before it is voted by:

o notifying in writing the Corporate Secretary of Mid-State Raceway, Inc. at P.O. Box 860, Ruth Street, Vernon, New York 13476, of his or her intention to revoke;

o    granting a subsequently dated proxy; or

o appearing in person and voting at the special meeting, if you are a holder of record.

     Attendance at the special meeting will not in and of itself constitute revocation of a proxy.

SOLICITATION OF PROXIES

     This solicitation of proxies is being made by the board of directors of Mid-State. All expenses associated with soliciting proxies, including the preparation, assembly, printing and mailing of this proxy statement, will be borne by Mid-State. It is contemplated that proxies will be solicited principally through the use of the mail, but officers, directors and employees of Mid-State may solicit proxies personally or by telephone. No additional compensation will be paid to directors, officers or employees for such solicitation. Mid-State will reimburse banks, brokerage houses, and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in forwarding these proxy materials to their principals.

     YOU SHOULD NOT SEND IN ANY STOCK CERTIFICATES WITH YOUR PROXY CARD. A TRANSMITTAL LETTER WITH INSTRUCTIONS FOR THE SURRENDER OF STOCK CERTIFICATES WILL BE MAILED TO YOU AS SOON AS PRACTICABLE AFTER COMPLETION OF THE TRANSACTION.

                              THE SALE TRANSACTION

     This section of the proxy statement describes material aspects of the proposed sale transaction, including the option agreement and the interests of certain directors and principal stockholders of Mid-State. While we believe that the description covers the material terms of the transaction, this summary may not contain all of the information that is important to you. You should carefully read this entire proxy statement and the other documents we refer to for a more complete understanding of the transaction.

GENERAL

     It is anticipated that the transaction will be structured as either a cash merger with an entity to be formed by the purchasers or a sale of substantially all the assets of Mid-State. If the transaction is structured as a cash merger, either Mid-State or the entity to be formed by the purchasers may be the surviving entity. At the time the merger becomes effective, each outstanding share of Mid-State common stock, other than shares owned by the purchasers or Mid-State, will be converted automatically into the right to receive the per share acquisition consideration currently estimated to equal approximately [$3.16]

(subject to adjustment as provided in the option agreement). If the transaction is structured as an asset sale, Mid-State will be liquidated following completion of the transaction and the amount of the per share acquisition consideration will be determined based upon the amount of Mid-State's liabilities outstanding at the time of liquidation, which are required to be paid out before any distribution to Mid-State stockholders. As a result of the transaction, holders of Mid-State common stock will cease to have an equity or other interest in, or possess any rights as stockholders of, Mid-State.

     Currently, Mid-State owes an aggregate principal amount of $2,119,750 to Wesley Wendt, Sr., Paul Noyes, Dominic Giambona and John Signorelli, all of whom are directors and principal stockholders of Mid-State. These liabilities are secured by mortgages on properties owned by Mid-State. If the sale transaction is completed, all of these liabilities will be paid in full out of the proceeds of the transaction.

     In consideration of Mid-State's entering into the option agreement, the purchasers established a revolving line of credit for Mid-State in the initial principal amount of $700,000, at an interest rate of 10% per year. The funds from the revolving line of credit are to be used by Mid-State to pay expenses directly related to the daily maintenance and operation of the Vernon Downs Race Track. The loan is secured by a second mortgage on all real property owned by Mid-State and its affiliates, and a security interest in certain other property of Mid-State. The outstanding balance under this line of credit, together with interest thereon, will be due and payable by Mid-State within 20 days after the special meeting of Mid-State stockholders in the event that the stockholders do not approve the option agreement. If the option agreement is adopted by the stockholders, the $700,000 line of credit, plus interest will be repaid out of the transaction proceeds.

BACKGROUND OF AND REASONS FOR THE SALE TRANSACTION

     The board of directors of Mid-State held a special meeting on September 12, 2001. During the September 2001 meeting, after extended discussions covering the factors described below, the board of directors approved the proposed option agreement. In determining whether to approve the sale transaction and the option agreement at that time, the board of directors of Mid-State considered a number of factors, including the following principal factors:

o the consideration to be received by the stockholders of Mid-State in the transaction and the board of directors' view of the likelihood that the transaction would deliver value to the stockholders of Mid-State exceeding the value that could be expected in consideration of the financial condition of Mid-State at the time;

o the likelihood that the transaction could be completed, noting the timing of and conditions to the transaction;

o the terms and conditions set forth in the option agreement, including, but not limited to, the contingencies set forth therein;

o the trading prices (or lack thereof) of Mid-State's common stock at that time; and

o the then future prospects and uncertainties of Mid-State in the business in which it engages.

     The above description of the information and factors considered by the board of directors of Mid-State at the September 12, 2001 meeting is not meant to be exhaustive, but is believed to include all material factors considered by the board of directors of Mid-State. The board of directors did not quantify or attach any particular weight to the various factors that it considered in reaching its determination at that time, that the sale transaction was advisable for, and in the best interests of, the stockholders of Mid-State. Rather, the board of directors made its determination based on the total mix of information available to it as of the date of the special meeting, and the judgments of individual directors may have been influenced to a greater or lesser degree by different factors. Stockholders of Mid-State should be aware that the interests of certain directors and executive officers with respect to the transaction are or may be different from or in addition to the interests of the stockholders of Mid-State generally. The board of directors was aware of these interests and took them into account in making its determination at the special board of directors meeting.

     Since the September 12, 2001 special meeting of the board of directors, however, the board has received several non-binding expressions of interest in Mid-State in addition to the one described in this proxy statement. The board has not yet had an opportunity to fully evaluate the terms of any of the proposed transactions or the probability that one or more of the proposed transactions will occur. However, as a result of its receipt of these expressions of interest and the occurrence of other events subsequent to the September 2001 special board of directors meeting, including the approval of video lottery gaming at Mid-State by the State of New York, the board can no longer recommend that Mid-State's stockholders vote in favor of the option agreement. Accordingly, the board of directors of Mid-State makes no recommendation with regard to the adoption of the option agreement.

     THE BOARD OF DIRECTORS MAKES NO RECOMMENDATION REGARDING ADOPTION OF THE OPTION AGREEMENT BY THE STOCKHOLDERS OF MID-STATE.

INTERESTS OF CERTAIN DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS IN THE TRANSACTION

     In considering whether or not to vote for the proposal to adopt the option agreement, stockholders of Mid-State should be aware that certain members of the Mid-State board of directors have agreements or arrangements that provide them with interests in the transaction that differ from those of Mid-State stockholders. The Mid-State board of directors was aware of these agreements and arrangements during its deliberations on the merits of the transaction.

     Proxies.

     Certain of Mid-State's directors are also principal stockholders of Mid-State. Pursuant to the option agreement, the purchasers agreed to pay to John Signorelli, a principal stockholder of Mid-State, and Dominic Giambona and Paul Noyes, both members of the board of directors and principal stockholders of Mid-State, an aggregate of $100,000 (payable pro rata in accordance with their holdings of Mid-State common stock) in exchange for a proxy to vote all shares of Mid-State common stock held by those stockholders in favor of the sale transaction. As of the date of this proxy, only Dominic Giambona had not yet delivered his proxy. As of the record date, Messrs. Signorelli and Noyes owned, as a group, approximately 20% of the outstanding common stock of Mid-State entitled to vote at the special meeting.

     Payment of Liabilities.

     Mid-State currently owes an aggregate principal amount of $2,119,750 to John Signorelli, a principal stockholder of Mid-State, and Wesley Wendt, Sr., Paul Noyes and Dominic Giambona, all of whom are directors and principal stockholders of Mid-State. These liabilities are secured by mortgages on properties owned by Mid-State. If the sale transaction is completed, all of these liabilities will be paid in full out of the proceeds of the transaction.

     Member of Purchasing Group.

     Steven R. Goldberg, a member of Mid-State's board of directors, is one of the purchasers proposing to acquire Mid-State pursuant to the option agreement.


COMPLETION AND EFFECTIVENESS OF THE TRANSACTION

     The transaction will be completed when all of the conditions to completion of the sale are satisfied or waived, including the approval of the transaction by the New York State Racing and Wagering Board, and the adoption of the option agreement by the stockholders of Mid-State.

     If the transaction is approved by Mid-State stockholders at the special meeting, and the other conditions to completion of the transaction are met, we expect to complete the transaction during the first calendar quarter of 2002.

STRUCTURE OF THE SALE TRANSACTION

     It is anticipated that the transaction will be structured as either a cash merger with an entity to be formed by the purchasers or a sale of substantially all of the assets of Mid-State. If the transaction is structured as a cash merger, at the time the merger becomes effective, each outstanding share of Mid-State common stock, other than shares owned by the purchasers or Mid-State, will be converted automatically into the right to receive the per share acquisition consideration currently estimated to be approximately [$3.16] (subject to adjustment as provided in the option agreement). Either Mid-State or the entity to be formed by the purchasers may be the surviving entity in the merger. If the transaction is structured as an asset sale, Mid-State will be liquidated following completion of the transaction and the amount of the per share acquisition consideration will be determined based upon the amount of Mid-State's liabilities outstanding at the time of liquidation, which are required to be paid out before any distribution to Mid-State stockholders.

     As a result of the transaction, whether structured as a merger or an asset sale, holders of Mid-State common stock will cease to have an equity or other interest in, or possess any rights as stockholders of, Mid-State.

PAYMENT FOR SHARES

     Upon the consummation of the transaction, each issued and outstanding share of Mid-State common stock, other than shares owned by the purchasers or Mid-State, will be deemed for all purposes to represent only the right of the holder to receive the per share acquisition consideration, calculated depending on the structure of the transaction as described in this proxy statement.

     Instructions with regard to the surrender of certificates, together with a letter of transmittal to be used for this purpose, will be mailed to stockholders by Mid-State (or, if the entity to be formed by the purchasers is the surviving entity in a merger, by the surviving entity) promptly after the completion of the transaction. Stockholders should surrender certificates for shares of Mid-State common stock in accordance with the instructions in the letter of transmittal. Each holder of common stock shall receive payment promptly after surrender of the certificate or certificates representing his or her shares of Mid-State common stock and related documentation by mailing such stock certificate or certificates and related documentation to Mid-State (or, as applicable, the surviving entity), for payment, as promptly as practicable following the completion of the transaction, by return mail. Each holder of shares held in street name by a broker, dealer, clearing agency or other nominee should contact that entity as soon as possible prior to the completion of the transaction to direct the entity to tender such holder's shares as instructed by the letter of transmittal.

     STOCKHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD.

     Upon receipt of a certificate or certificates for Mid-State common stock together with a duly executed letter of transmittal from a particular stockholder, Mid-State (or, as applicable, the surviving entity) will issue cash or a cash equivalent to the person or persons entitled thereto in an amount equal to the product determined by multiplying the per share acquisition consideration, calculated depending on the structure of the transaction as described in this proxy statement, by the number of shares of common stock represented by such stockholder's certificate or certificates. NO INTEREST WILL ACCRUE TO HOLDERS OF

COMMON STOCK IN RESPECT OF PAYMENTS TO WHICH THEY BECOME ENTITLED UPON CONSUMMATION OF THE TRANSACTION.

     If any payment for shares of common stock is to be made in a name other than that in which the certificate or certificates for such shares are registered on the stock transfer books of Mid-State as of the completion of the transaction, it will be a condition of such payment that the certificate or certificates so surrendered be properly endorsed or otherwise be in proper form for transfer, and that the person requesting such transfer pay to Mid-State (or, as applicable, the surviving entity) all transfer or other taxes or establish that such taxes have been paid or are not required to be paid.

DISSENTERS' RIGHTS

     The following summary of the provisions of Section 623 of the New York Business Corporation Law is not intended to be a complete statement of those provisions and is qualified in its entirety by reference to the full text of
Section 623 of the New York Business Corporation Law, a copy of which is attached to this proxy statement as Annex B and is incorporated into this summary by reference.

     Under New York law, Mid-State common stockholders are entitled to appraisal rights in connection with the transaction.

     If the sale transaction is completed, each holder of Mid-State common stock who (1) files with Mid-State a written objection to the transaction, which objection must include a notice of election to dissent, the holder's name and residence address, the number of shares of common stock as to which dissent is made and a demand for payment of the fair value of the holder's shares, prior to the Mid-State special meeting or at the special meeting, but before the vote at the special meeting, and (2) otherwise follows the procedures and meets the requirements set forth in Section 623, will be entitled to be paid by the purchasers the fair value in cash of the shares of Mid-State common stock with respect to which such dissent is exercised. Within ten days after the date of the special meeting, if the acquisition is approved, Mid-State (or, if Mid-State is not the surviving entity in a merger, the surviving entity) must mail a notice to all stockholders who have complied with (1) and (2) above notifying such stockholders of the approval of the transaction.

     A dissenting stockholder may not dissent as to less than all shares of Mid-State common stock beneficially owned by the stockholder. At the time of filing the notice of election to dissent or within one month thereafter, the dissenting stockholder must submit to Mid-State or its transfer agent certificates representing all of the dissenting shares held by such stockholder. Failure to submit the certificates may result in the loss of such stockholder's dissenters' rights.

     Within 15 days after the expiration of the period within which stockholders may file their notices of election to dissent or within 15 days after completion of the transaction, whichever is later, but in no event later than 90 days after the special meeting, Mid-State (or, as applicable, the surviving entity) must make a written offer, which, if the transaction has not been consummated within such 90-day period, may be conditioned upon such consummation, to each dissenting stockholder who has filed a notice of election, to pay for the dissenting shares at a specified price which Mid-State considers to be their fair value. If Mid-State and the dissenting stockholders are unable to agree as to the fair value of the dissenting shares, Section 623 provides for a judicial determination of the fair value. The fair value of shares of Mid-State common stock will be determined by the New York Fifth Judicial District Supreme Court.

     Upon completion of the transaction, a dissenting stockholder shall cease to have any of the rights of a stockholder, except the right to be paid the fair value of the dissenting stockholder's shares, and any other rights provided such stockholder under Section 623.

     A vote against adoption of the option agreement does not constitute the written objection required to be filed by a dissenting stockholder. Failure by a stockholder to vote against adoption of the option agreement, however, will not constitute a waiver of rights under Section 623 provided that a written objection has been properly filed and such stockholder has not voted any of his or her shares for the adoption of the option agreement. A notice of election may be withdrawn by a stockholder at any time prior to acceptance of Mid-State's offer but in any event not later than 60 days of the completion of the transaction.

     If you wish to exercise appraisal rights but have a beneficial interest in shares which are held of record by or in the name of another person, such as a broker or nominee, you should act promptly to cause the record holder to follow the procedures set forth in Section 623 to perfect your appraisal rights.

     A demand for payment of fair value should be signed by or on behalf of the stockholder exactly as the stockholder's name appears on the stockholder's stock certificates. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand should be executed in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights for the shares held for one or more beneficial owners and not exercise rights for the shares held for other beneficial owners. In this case, the written demand should state the number of shares for which appraisal rights are being demanded. If no number of shares is stated, the demand will be presumed to cover all shares held of record by the broker or nominee.

     If any holder of Mid-State common stock who demands payment of fair value for his or her shares under Section 623 fails to perfect such demand, or effectively withdraws or loses the right to appraisal, his or her shares will be converted into a right to receive the per share acquisition consideration, in cash, for each share of Mid-State common stock in accordance with the terms of the option agreement. Dissenting shares lose their status as dissenting shares if:

o    the sale transaction is abandoned;

o the dissenting stockholder fails to make a timely written demand for appraisal;

o    the dissenting shares are voted in favor of the transaction;

o neither Mid-State nor the stockholder institutes a proceeding to determine the rights of dissenting stockholders and to fix the fair value of the dissenting shares within the statutory time periods prescribed in Section 623; or

o the stockholder delivers to the purchasers, within 60 days of the effective time of completion of the transaction, or thereafter with the purchasers' approval, a written withdrawal of the stockholder's demand for appraisal of the dissenting shares, although no appraisal proceeding in the New York Supreme Court may be dismissed as to any stockholder without the approval of the court.

     FAILURE TO FOLLOW THE STEPS REQUIRED BY SECTION 623 OF THE NEW YORK BUSINESS CORPORATION LAW FOR PERFECTING APPRAISAL RIGHTS MAY RESULT IN THE LOSS OF APPRAISAL RIGHTS, IN WHICH EVENT A MID-STATE STOCKHOLDER WILL BE ENTITLED TO RECEIVE THE CONSIDERATION WITH RESPECT TO THE HOLDER'S DISSENTING SHARES IN ACCORDANCE WITH THE OPTION AGREEMENT. IN VIEW OF THE COMPLEXITY OF THE PROVISIONS OF SECTION 623 OF THE NEW YORK BUSINESS CORPORATION LAW, MID-STATE STOCKHOLDERS WHO ARE CONSIDERING OBJECTING TO THE TRANSACTION SHOULD CONSULT THEIR OWN LEGAL ADVISORS.

REGULATORY MATTERS

     The completion of the sale transaction in the manner contemplated by the option agreement, and the transfer of licenses required to be transferred to the purchasers pursuant to the option agreement, are subject to the approval of the New York State Racing and Wagering Board.

THE OPTION AGREEMENT

     The following summary of the option agreement is qualified in its entirety by reference to the complete text of the option agreement, which is incorporated by reference and attached as Annex A to this proxy statement. We urge you to read the full text of the option agreement.

Parties to the Transaction.

     Mid-State Raceway, Inc. Mid-State is a New York corporation. The principal executive offices of Mid-State are located at Ruth Street, Vernon, New York 13476, and its telephone number is (315) 829-2201.

     Mid-State is engaged in the business of harness racing. Mid-State, known as Vernon Downs, is licensed under and subject to the regulations of the Pari-Mutual Revenue Law and the supervision of the New York State Racing and Wagering Board. Mid-State operates the Vernon Downs race track and, in 2000, expanded into the hospitality industry by acquiring the Comfort Suites Hotel located adjacent to the race track.

     Purchasers:

     Sanford Goldfarb. Mr. Goldfarb (age 44) is a commodities trader and an experienced horse owner. His best-known star is the 1998 Three-Year-Old Pacing Colt-of-the-Year Shady Character, who won two-thirds of the pacing Triple Crown, the Cane Pace and The Little Brown Jug, in 1998. Shady Character is now a stallion in Pennsylvania whose first foals are expected to hit the races this year. Mr. Goldfarb's more than 50 racehorses include both Standardbreds and Thoroughbreds. His runners are trained by Dick Dutrow, Jr. and have often been in the winner's circle in New York. Mr. Goldfarb can be reached at One Northend Ave., Suite 1201, New York, New York 10282, and his contact telephone number is
(212) 845-5076.

     Eric Cherry. Mr. Cherry (age 48) is a prominent owner and breeder of Standardbred horses, as well as a successful businessman. His long list of stakes winners includes top pacer Shadow Dance, Mr. Goal (who defeated the mighty trotter Moni Maker), and current two-year-old Check And Raise, whose performance has been outstanding. Mr. Cherry is the owner of the South Florida Trotting Center in Lake Worth, Florida, and, in 1989, founded the National Raceline, which evolved into ICN Ltd., one of the largest 800/900 interactive telephone/fax service bureaus in the United States. He also developed and patented a new wager called On The Number, which debuted at Florida's Pompano Park last fall. He recently launched OnGait.com, a website that brings buyers and sellers of Standardbred racehorses and breeding stock together with features such as online videoviewing of racehorses and other state-of-the-art capabilities. Mr. Cherry can be reached at 1801 S. Federal Highway, Delray Beach, Florida, 33483, and his contact telephone number is (561) 272-5667.

     Steven R. Goldberg. Mr. Goldberg (age 44) is a 1983 graduate of Boston University School of Law and a 1988 graduate of New York University School of Law, where he received a master of laws with a specialization in taxation. Mr. Goldberg is admitted to practice law in New York, New Jersey and Rhode Island. He is a general practitioner with offices in New York City and Wayne, New Jersey. He is also an arbitrator with the National Futures Association, handling matters related to the trading of commodity futures contracts. Mr. Goldberg is a newcomer to the horse racing business. Mr. Goldberg was elected to Mid-

State's board of directors in September, 2001. Mr. Goldberg can be reached at One Northend Ave., Suite 1201, New York, New York 10282 and his contact telephone number is (212) 845-5100.

Purchase Price

     The purchase price payable by the purchasers at the closing of the transaction is $9,077,350, which includes the assumption of approximately $6,877,351 in liabilities and the payment of $700,000, plus interest, outstanding under a line of credit established for Mid-State by the purchasers. The cash portion of the option price is subject to adjustment based on a formula which is tied to the amount of debt outstanding as of the date of completion of the transaction. If Mid-State's debt outstanding at that date exceeds the outstanding debt as of September 15, 2001, then the cash portion of the purchase price will be adjusted downward by the amount of the increased debt, with a corresponding decrease in the price per share payable to the stockholders of Mid-State. If Mid-State's outstanding debt is less than the outstanding debt as of September 15, 2001, then the cash portion of the purchase price will increase by an amount equal to 25% of the reduction in debt, with a corresponding increase in the price per share payable to the stockholders of Mid-State. For purposes of determining the amount of Mid-State's debt in connection with calculation of the purchase price, Mid-State will receive credit for any cash and collectible receivables on hand at the closing and for any reduction in real estate taxes made as a result of payments between September 15, 2001 and the closing. If the transaction is structured as an asset sale, all outstanding liabilities of Mid-State will be required to be paid before any distribution to Mid-State stockholders, which could significantly affect the amount of the per share acquisition consideration payable to Mid-State stockholders.

     In addition to the payments described above, the purchasers agreed in the option agreement to pay a total of $100,000 to John Signorelli, a principal stockholder of Mid-State, and Dominic Giambona and Paul Noyes, both directors and principal stockholders of Mid-State, in exchange for their grant to the purchasers of an irrevocable proxy to vote their shares in favor of the transaction. At this time, only Dominic Giambona had not yet delivered his proxy in favor of the purchasers. As of the record date, Messrs. Signorelli and Noyes held, as a group, approximately 20% of the common stock of Mid-State entitled to vote at the special meeting.

Conduct of Business Pending Completion of the Transaction.

     Under the option agreement, Mid-State has agreed that, during the period before completion of the transaction, it will continue to operate its business in the ordinary course and will not take any action which would be detrimental to its current operations or the application of the terms of the option agreement, and it will not declare or pay any dividend or other distribution to its stockholders. In addition, pursuant to the option agreement, Mid-State's board of directors have given to Steven R. Goldberg, a representative of the purchasers and a member of Mid-State's board of directors, co-signing authority with regard to the working capital funds of Mid-State, allowing him to control the release of those funds.

     Conditions to Completion of the Sale Transaction.

     Each of Mid-State's and the purchasers' obligation to complete the sale transaction is subject to the satisfaction or waiver of the following conditions:

o the approval of the transaction by the New York State Racing and Wagering Board, and that Board's approval of the transfer of Mid-State's licenses to the purchasers without a change in the license origination date;

o the adoption of the option agreement by the affirmative vote of two-thirds of the outstanding shares of Mid-State common stock;

o the granting to the purchasers by Dominic Giambona, John Signorelli, and Paul Noyes of an irrevocable proxy to vote their shares in favor of the transaction;

o the absence of any lawsuits, either pending or anticipatory, filed or to be filed against Mid-State or any of its affiliates that would create a liability to Mid-State or the purchasers; and

o the resolution and termination of the mechanic's lien filed by David P. Schillaci for services allegedly rendered to Mid-State.

     Break-Up Fees.

     If the option agreement is not adopted by the requisite vote of the holders of Mid-State common stock at the special meeting, Mid-State will be required to pay the purchasers the outstanding balance due on certain liabilities specified in the option agreement (currently estimated to total approximately $1,000,000), together with interest thereon and reasonable costs of collection, and will also pay to the purchasers a break-up fee in the amount of $130,000. These payments will be due within 20 days from the date of the special meeting.

     Expenses.

     Whether or not the sale transaction is completed, all expenses and fees incurred in connection with the option agreement and the sale transaction will be paid by the party incurring the expenses or fees.

PROXIES GRANTED BY CERTAIN PRINCIPAL STOCKHOLDERS

     The option agreement provides that John Signorelli, a principal stockholder of Mid-State, and Dominic Giambona and Paul Noyes, both directors and principal stockholders of Mid-State, will be entitled to receive an aggregate payment of $100,000, payable at the closing of the transaction, in exchange for a proxy to vote all shares of Mid-State common stock held by such stockholders in favor of adoption of the option agreement. As of the date of this proxy statement, only Mr. Giambona had not yet delivered his proxy. As of the record date for the special meeting, Messrs. Signorelli and Noyes collectively owned shares of Mid-State common stock representing approximately 20% of the total voting power of the outstanding shares of Mid-State capital stock.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTION

     The following summary is a general discussion of certain anticipated United States federal income tax consequences of the sale transaction to Mid-State stockholders. This summary assumes that stockholders are individuals or corporations who do not have a special tax status (e.g., dealers in securities, nonresident aliens, individual retirement accounts, or tax-exempt organizations). The discussion is based upon existing federal tax law and does not address any state, local or foreign tax consequences of the transaction. The discussion also does not describe certain special tax rules that may apply to stockholders who acquired their stock pursuant to incentive stock options or other stock compensation arrangements.

     The exchange by stockholders of their shares of common stock for the per share acquisition consideration pursuant to the sale transaction will be a taxable transaction for federal income tax purposes. A stockholder whose shares are exchanged generally will recognize gain or loss equal to the difference between the amount of cash received pursuant to the transaction and his or her adjusted tax basis in the shares exchanged therefor. Such gain or loss will constitute capital gain or loss if the shares exchanged in the transaction were held as capital assets. Capital gain or loss will constitute long-term capital gain or loss if the stockholder's holding period with respect to the shares is greater than one year and otherwise will constitute short-term capital gain or loss.

     Under current federal income tax law, the highest marginal tax rate applicable to ordinary income of individuals is 38.6%, and the highest rate applicable to corporations is 35%. Net capital gains (the excess of net long-term capital gains over net short-term capital losses) generally are taxed at rates up to 20% for individuals and at the regular corporate rates for corporations. The excess of net short-term capital gains (the excess of short-term capital gains over short-term capital losses) over net long-term capital losses (the excess of long-term capital losses over long-term capital gains) generally is taxed at the same rates as ordinary income for both individuals and corporations, as applicable. Corporations may use capital losses only against capital gains. Individuals may use capital losses only against capital gains and up to $3,000 of ordinary income (married individuals filing separate returns may each only apply capital losses against up to $1,500 of ordinary income).

     STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES OF THE TRANSACTION, INCLUDING POTENTIAL AND RECENT CHANGES OF LAW. THE FOREGOING SUMMARY IS INTENDED AS A GENERAL DESCRIPTION ONLY OF CERTAIN MATERIAL TAX CONSEQUENCES AND DOES NOT CONSIDER THE PARTICULAR CIRCUMSTANCES OF EACH STOCKHOLDER.

ACCOUNTING TREATMENT OF THE TRANSACTION

     The sale transaction will be accounted for under the "purchase" method of accounting, whereby the purchase price paid for common stock will be allocated based upon the fair value of the assets acquired and the liabilities assumed pursuant to the transaction as of the date of completion of the transaction.

           PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

     The following tables set forth certain information regarding the beneficial ownership of shares of Mid-State's common stock, as of the record date, by (i) each person known by Mid-State to be the beneficial owner of more than 5% of the outstanding common stock (without taking into account shares of Mid-State's common stock that the purchasers may be deemed to beneficially own as a result of the proxies signed by certain principal stockholders), (ii) each of Mid-State's directors and executive officers, and (iii) all directors and executive officers of Mid-State as a group.

     The nature of beneficial ownership shown in the tables is, unless otherwise noted, shares for which the owner has sole voting and sole investment power. Beneficial ownership as set forth in the table includes presently exercisable warrants to purchase up to 197,700 shares of Mid-State common stock held by certain members of Mid-State's board of directors. The warrants listed in the following table do not represent shares of common stock entitled to vote at the special meeting.

Ownership information is based upon information furnished by the respective persons listed.


                Name and Address of                  Amount and Nature of Beneficial       Percent of Outstanding
             Beneficial Owner or Group                           Ownership                       Common Stock
             -------------------------                           ---------                       ------------
       Richard C. Breeden, as Trustee of the                     126,657                           28.60%
       Bennett Funding Group, Inc. and Neil H.
       Ackerman, as Trustee of NW Investors II
       c/o Simpson, Thacher & Bartlett
       555 Fifth Avenue
       New York, NY 10017

       Dominic A. Giambona                                       156,333(1)                        29.48%(1)
       c/o Mid-State Raceway
       P.O. Box 860
       Vernon, NY 13476

       John J. Signorelli                                        156,333(1)                        29.48%(1)
       c/o Mid-State Raceway
       P.O. Box 860
       Vernon, NY 13476

       Richard C. Breeden, Trustee                                38,000                            8.58%
       of the Bennett Funding Group, Inc.
       c/o Simpson, Thacher & Bartlett
       555 Fifth Avenue
       New York, NY 10017

       Justice M. Cheney                                           7,920(2)                         1.76%(2)

       Edward A. Kiley                                               250                               *

       James J. Moran                                                100                               *

       Paul V. Noyes                                              24,749(3)                         5.42%(3)
       c/o Mid-State Raceway
       P.O. Box 860
       Vernon, NY 13476

       Wesley E. Wendt, Sr.                                       11,134(4)                         2.45%(4)

       Leighton R. Burns                                             100                               *

       James R. Wise                                                 100                               *

       All directors and executive officers as a             200,686 (1)(2)(3)(4)               36.29%(1)(2)(3)(4)
       group


(1) Includes a presently exercisable warrant to purchase up to 87,500 shares of Mid-State common stock.

(2) Includes a presently exercisable warrant to purchase up to 7,500 shares of Mid-State common stock.

(3) Includes a presently exercisable warrant to purchase up to 5,200 shares of Mid-State common stock.

(4) Includes a presently exercisable warrant to purchase up to 10,000 shares of Mid-State common stock.

                              STOCKHOLDER PROPOSALS

     If the sale transaction is consummated, Mid-State will not hold an annual meeting of stockholders in 2002. However, if the transaction is not consummated and the 2002 annual meeting of stockholders is held, stockholders interested in submitting a proposal for inclusion in the proxy materials for the 2002 annual meeting of stockholders may do so only by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 and Mid-State's bylaws. To be eligible for inclusion in Mid-State's proxy statement and proxy, stockholder proposals must comply with the proxy rules under the Securities Exchange Act of 1934 and must be received by Mid-State's Corporate Secretary at P. O. Box 860, Ruth Street, Vernon, New York 13476 no later than 30 days prior to the annual meeting.

                                  OTHER MATTERS

     Management knows of no other business to be transacted at the special meeting, but, if any other matters do properly come before the special meeting, the persons named as proxies or their substitute will vote or act with respect to such other matters in accordance with the direction of a majority of the board of directors of Mid-State, unless authority to do so is withheld on the proxy card.

                                     ANNEX A

                                OPTION AGREEMENT
                                ----------------

                               STEVEN R. GOLDBERG
                                 Attorney at Law
                              One North End Avenue
                             World Financial Center
                             12th Floor, Suite 1201
                         New York, New York 10282-1101

                            Telephone (212) 845-5100
                           Telecopier (212) 845-5102

MEMBER OF NEW YORK                                       NEW JERSEY OFFICE
  NEW JERSEY AND                                             -------
  RHODE ISLAND BAR                                    86 MOUNTAIN VIEW BOULEVARD
                                                       WAYNE, NEW JERSEY 07470
                                                            (973) 686-1000


                                             September 15, 2001

VIA E-MAIL AND REGULAR MAIL
---------------------------
Mr. Justice Cheney
President
Mid-State Raceway, Inc.
Vernon, New York

     RE:  Purchase of Vernon Downs Racetrack and all related entities.
          ------------------------------------------------------------

     As per our further discussions, I have been authorized by Sanford Goldfarb and Eric Cherry and possibly Steven R. Goldberg or an entity wholly owned by Sanford Goldfarb and Eric Cherry and possibly Steven R. Goldberg(1) ("Purchasers") to submit the further revised final offer to you, as President of Mid-State Raceway, Inc., to purchase ONE HUNDRED PERCENT (100%) of your company and its affiliates (hereinafter "Vernon Downs") The transaction will be structured to insure that the racing license currently owned is transferred without a "break in chain of custody" to insure that Vernon Downs' license origination date is not modified by this transaction and it remains eligible for any "grandfather" rules that may subsequently be enacted by the State of New York. This transaction is also subject to the terms and conditions outlined below.

     PURCHASE PRICE: NINE MILLION SEVENTY SEVEN THOUSAND AND THREE HUNDRED FIFTY DOLLARS ($9,077,350), AS BELOW.

     STRUCTURE:

     1. Working Capital: Concurrently with the signing of this letter by all parties and its approval by the Board of Directors of Vernon Downs, establish a revolving line of credit of SEVEN HUNDRED THOUSAND DOLLARS ($700,000.00) with an

---------

     (1) Such entity may be established after the execution of this Letter Agreement. In such instance, the entity shall thereafter be deemed to be the "Purchaser". Provided, however, the entity shall continue to remain liable for payment and performance hereunder.

MR. JUSTICE CHENEY
SEPTEMBER 15, 2001
PAGE -2-

          interest rate of TEN PERCENT (10%) per annum. The funds will be deposited in an account to be opened and owned by an entity designated by the Purchasers. The money may only be used to pay current expenses directly related to the daily business operation of and maintaining the race track and only such past due expenses which payment is critical to the continued operation of the maintaining the race track. Such determination to be made jointly by Justice Cheney and the individual appointed below (See Management of Company). This loan is due and payable on March 15, 2002. It is to be secured by a second mortgage behind Wesley Wendt's mortgages, only, and is to cover all of the real property owned by Mid-State Raceway, Inc. and its affiliates, including land across the street from the track which is not currently mortgaged. In addition, a security interest in the personal property and intangibles of the Company will also be given. Finally, at the time of making the funds available to Vernon Downs as per this paragraph #1 above ("Revolving Loan Date"), Wesley Wendt will provide the Purchasers with an "exclusive and irrevocable" option to purchase or have Wendt assign his first mortgage interest, in full, for face value plus any accrued interest, at any time between January 1, 2002 and March 15, 2002. Such option shall require that the Purchases also purchase the current mortgages of Dominic Giambona, John Signorelli and Paul Noyes in the aggregate face amount of $466,500.00 at the time the option is exercised, for face value plus any accrued interest. The Company represents that there are no other mortgages currently in existence, either recorded or unrecorded.

     2. Except as otherwise provided for herein, the Fisher/Goldfarb Loan ($250,000) due date would be deferred until March 15, 2002 (currently past due as of August 15, 2001)(2) in exchange for the loan being made part of the second mortgage described above, the interest rate being increased to TEN PERCENT (10%) and the interest due thereon being prepaid ($14,583.33).

     3. The below listed SIX MILLION EIGHT HUNDRED SEVENTY-SEVEN THOUSAND THREE HUNDRED AND FIFTY ONE DOLLARS ($6,877,351.00) shall be paid no later then the date the Purchasers' exclusive option is exercised, if the exclusive option is exercised.

                         Outstanding Debt (A/O 7/31/01)
                         ------------------------------

                  Wendt: ................  $1,653,250.00
                  Paul Noyes: ...........     300,000.00
                  D.G./J.S. .............     166,500.00
                  Trustee ...............   2,816,000.00(3)

---------

     (2) As stated in the original proposal of last week, if this deal is not consummated, Fisher will expect all payments due to him pursuant to the outstanding promissory note, as amended, as owed to him as of the date of payment.

     (3) Trustee payment reduced by $184,000 due for R.E. Taxes thru November, 2000.

MR. JUSTICE CHENEY
SEPTEMBER 15, 2001
PAGE -3-

                  Merrill Lynch .........     102,511,00(4)
                  Fisher ................     125,000.00
                  Goldfarb ..............     125,000.00
                  Real Estate Taxes .....     381,677.00(5)
                  Accounts Payables .....   1,207,413.00(6)
                                           -------------
                                           $6,877,351.00


          To the extent that management (See below) is successful in reducing any of the above debt prior to closing, twenty-five percent (25%) of the savings will be paid as an "additional payment" to the shareholders (See Subsection 4 below). To the extent that the above debt is incorrect and higher then as provided to the Purchasers by the Company, the amount to the shareholders will be reduced dollar for dollar. For purposes of making the determination of the amount of debt; any cash, cash equivalents, collectable receivables or real estate tax payments made that benefit the Purchasers (i.e. portion of real estate taxes paid that apply to period after the exclusive option is exercised) shall be credited against the above debt in determining whether the above debt is higher or lower than set forth above.

     4. Payment to the Stockholders of Vernon Downs in the amount of $1,400,000.00 to be paid at closing on or before March 15, 2002 plus additional amounts due pursuant to #3 above, if any. Such amount will be paid to the Stockholders of Vernon Downs, if the exclusive option is exercised, regardless of how the transaction contemplated by this letter will be structured.

          In effect, the total purchase price of Vernon Downs will be $9,077,350 subject to adjustment pursuant to the terms set forth herein. Of course, after the closing the Purchasers will be responsible for contributing any working capital required as well but, as has been pointed out, that will be up to the Purchasers, as the new owners.

     MANAGEMENT OF COMPANY: Mid-State Raceway will immediately appoint an individual designated by Goldfarb/Cherry to be jointly involved with the President in the conduct of daily operations and to control the release of the working capital funds. A bank account will be established to hold the working capital funds pending their release. Justice Cheney, continuing as President and reporting directly to the Board, will have co-signing authority on the checking account along with such individual. Justice Cheney will have the power to insure that any and all actions taken by such individual can only be in the best interest of the Company. Mr. Cheney would also agree to assist during the transition. The Board of Directors authority shall be limited to the inherent

--------

     (4) $352,511.39 less secured collateral (cash) of $250,000.00. The collateral would be transferred to the Purchasers as well.

     (5) See offset to Trustee fn.2. Add'l $71,600 due in September not included above.

     (6) A/P a/o 7/31 was $957,413. I have added an additional $250,000 to cover unanticipated costs.

MR. JUSTICE CHENEY
SEPTEMBER 15, 2001
PAGE -4-

powers granted to it pursuant to the Company's By-Laws and the Business Corporation Law. Working capital funds will not be used for costs and expenses of the Purchasers, including but not limited to their costs to obtain NYSRW licensing.

     Except as provided below under "Board of Directors", the Board of Directors will continue to perform its current function, without change. However, Dominic Giambona's "role", as well as the other Members of the Board of Directors, will be limited to their position as a member of the Board of Directors and they will not participate in any manner in the day to day business affairs of the Company other then the authority granted to them as Board Members and their attendance at the Board of Directors meetings.

     BOARD OF DIRECTORS: The Board of Directors will appoint two (2) individuals designated by Goldfarb/Cherry to the Board of Directors whose terms cannot terminate before March 15, 2002.

     PURCHASER'S OTHER CONTRIBUTION: Purchasers will assist in attempting to resolve the "Surety Bond" issue.

     LICENSING: Purchasers agree that upon acceptance by Vernon Downs of the terms of this Agreement, they will make immediate application with NYSRW for approval for all required licenses necessary to permit Purchasers to own and operate Vernon Downs. Purchasers will have ninety (90) days to obtain such licenses, however to the extent that such licenses have neither been approved or denied, such time shall be extended, but not by more than sixty (60) additional days, if Purchasers have fully cooperated with the NYSRW in timely supplying any and all required information and feedback from NYSRW indicates that it is positively inclined to grant the license.

     OPTION TO PURCHASERS: Purchasers will have an exclusive irrevocable option to purchase Vernon Downs pursuant to the terms of this letter agreement, exercisable at any time up to and including March 15, 2002.

     PENALTIES:

               A) In the event that this Agreement is approved by the Board of Directors but not approved by the Vernon Downs stockholders, Vernon Downs will repay the full amount of both (1) the outstanding balance due on the established revolving line of credit plus any outstanding interest due thereunder, and (2) the Fisher loan (hereinafter collectively referred to as the "Loans") within twenty (20) calendar days from Stockholders' vote.

               B) In the event that this Agreement is approved by the Board of Directors but not approved by the Vernon Downs stockholders, Vernon Downs agrees to remit a one-time payment to the Purchasers in the amount of ONE HUNDRED THIRTY THOUSAND DOLLARS ($130,000). The one-time payment will be due on the due date of the Loans. This payment represents fair and reasonable compensation to the Purchasers for, without limitation, the time

MR. JUSTICE CHENEY
SEPTEMBER 15, 2001
PAGE -5-

                    and effort, lost opportunity costs, business advice provided and legal costs incurred by Purchasers in this transaction up until the date of the Stockholder vote. This payment penalty will be secured by the second mortgage to be filed in connection with item #2 above.

               C) Vernon Downs will be responsible for the payment of all reasonable legal fees necessary to enforce or collect on the Loans or the one-time payment.

     STOCKHOLDERS' MEETING: Vernon Downs will schedule a Stockholders' Meeting to take place as soon as possible following the date this letter is accepted by all parties, with the notice to shareholders as close to the minimum time period established by the By-Laws as practical. The Purchasers have been informed that in order to schedule the Stockholders's Meeting in compliance with Securities and Exchange Commission ("SEC") regulations and rules, that an audit of year 2000 financial results and a review of the first, second and possibly third quarters of year 2001 will be required along with SEC review of the meeting notice and proxy notice. On or before the establishment of the revolving line of credit, Dominic Giambona, John Signorelli and Paul Noyes shall 1) issue irrevocable proxies to Purchasers granting the Purchasers authorization to vote their shares in favor of the proposed transaction (Copies of such proxies are attached hereto), and 2) shall surrender at closing any Warrants, options or any other rights they may have with respect to their shares of stock in Vernon Downs. The proxy shall reference and include any and all stock warrants owned or allegedly owned by Dominic Giambona, Paul Noyes and John Signorelli as well as including the total number shares owned by Dominic Giambona and John Signorelli. In consideration for the proxies and surrender of stock rights, Dominic Giambona, John Signorelli and Paul Noyes will receive a $100,000 payment from the Purchasers at closing. Such payment shall be split up among those individuals in proportion to their share holdings in Vernon Downs. Certain individual members of the Board of Directors have given the Purchasers irrevocable proxies (Copies of such proxies are attached hereto) granting the Purchasers authorization to vote their shares in favor of the proposed transaction. The Board of Directors has passed an irrevocable resolution designating Justice Cheney to vote Standardbred's shares in favor of the proposed transaction, with James Moran designated to act in Justice's place if Justice is unable to act, and Leighton Burns designated to act in James's place if James is unable to act (A copy of such resolution is attached hereto.).

     COSTS AND EXPENSES: Each party shall bear its own costs and expenses in this transaction and up to and including the date of closing, such expenses to include but not be limited to legal fees. The Company shall be responsible for costs associated with the preparation, filing recording and satisfaction of the mortgages described herein and all other liens, encumbrances and mortgages now or hereinafter established by the Company or placed there as a result of the Company's actions or inactions. Each party represents that they have not retained a broker or agreed to pay a commission or finders fee in connection with the transaction contemplated hereby and agrees to indemnify and hold the other parties harmless for any such claim or liability.

     CORPORATE DIVIDENDS OR DISTRIBUTIONS: Vernon Downs will not declare or make any distributions whatsoever to its Stockholders at any time during the term of this Agreement. Vernon

MR. JUSTICE CHENEY
SEPTEMBER 15, 2001
PAGE -6-

Downs agrees to continue to operate its business in its ordinary course and not take any action which would be detrimental to its current operations or the application of the terms hereunder.

     ADDITIONAL CONDITIONS FOR EXERCISE OF THE OPTION:

     1. Assurance that no lawsuits, either pending or anticipatory, filed or to be filed against the Company or its affiliates will create a liability to the Purchaser or the Company and compliance with Bulk Sales provisions of the Uniform Commercial Code.

     2. Approval by a greater than 50% shareholder vote of those shareholders present at a duly noticed shareholders meeting called in compliance with the Certificate of Incorporation and the By-Laws, as determined by corporate counsel.

     3. Provide a detail list of pending account payables not yet booked including any monies owed to the Point System and Pari-Mutuel Wagering Fund.

     4. Purchasers or Vernon Downs, in the event of a stock purchase, will not be responsible for any claims for compensation of any kind made by any Director or Officer. Waivers by all Directors and Officers of any alleged outstanding compensation owed to them (either booked, contingent liability or unbooked) are attached to this letter.

     5. Resolution and termination of the mechanic's lien filed by David P. Schillaci for services allegedly rendered to V.D.

     This Agreement must be accepted and its material terms, including but not limited to the execution and filing of the second mortgage, receipt of the Wendt "right to payoff or assign" and receipt of the executed stockholders' proxies, shall be implemented no later than Tuesday, September 25, 2001. Attached hereto are minutes, signed by Paul Noyes as Secretary, of a meeting of the Board of Directors of Mid-State Raceway, Inc. which took place on September 12, 2001 approving this transaction.

     Except as provided for in this Letter Agreement, the Purchaser has no further obligation to the Company or any individual. The Company understands and agrees that by executing this Letter Agreement and by drawing down ("borrowing") any sum of money therefrom, it has granted to Purchasers can irrevocable exclusive option to Purchasers to purchase the Company by payment of the obligations listed herein. If this Agreement is accepted, Vernon Downs draws down ("borrows") any sum of money and subsequently any dispute arises thereafter as to the enforcement or interpretation of this Agreement or its specific terms, the Agreement and its terms are to be interpreted and construed in favor of granting Purchasers an irrevocable exclusive option to purchase Vernon Downs as herein described pursuant to the terms, as written herein, as that being the clear intent of the parties.

     All of the terms of this agreement and actions contemplated hereby are subject to the review and approval of the NYSRW.

MR. JUSTICE CHENEY
SEPTEMBER 15, 2001
PAGE -7-

     All previously made oral or written representations of the parties to this agreement are hereby merged into this agreement.

     This agreement, having been made with respect to a New York corporation, with its business located in New York shall be construed in accordance with the laws of the State of New York.

     This Agreement may be executed in several counterparts and, as so executed, shall constitute one agreement, binding on all the parties hereto, even though all the parties are not signatory to the original or the same counterpart.

     If accepted, by the Vernon Downs and the Purchasers by signing where indicated below, this letter shall serve as a binding agreement between the Purchasers and Vernon Downs and shall be fully enforceable as to all the terms set forth herein.



                                             Very truly yours


                                             /s/ STEVEN R. GOLDBERG
                                             -----------------------------------
                                                 Steven R. Goldberg

SRG/tc
cc:    Clients

I APPROVE AND AGREE TO THE TERMS SET FORTH ABOVE:


/s/ JUSTICE M. CHENEY
----------------------------------------
    Justice M. Cheney, President and CEO


/s/ SANFORD GOLDFARB
----------------------------------------
    Sanford Goldfarb


/s/ ERIC CHERRY
----------------------------------------
    Eric Cherry


/s/ STEVEN R. GOLDBERG
----------------------------------------
    Steven R. Goldberg

                                     ANNEX B

(S) 623. Procedure to enforce shareholder's right to receive payment for shares.

     (a) A shareholder intending to enforce his right under a section of this chapter to receive payment for his shares if the proposed corporate action referred to therein is taken shall file with the corporation, before the meeting of shareholders at which the action is submitted to a vote, or at such meeting but before the vote, written objection to the action. The objection shall include a notice of his election to dissent, his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares if the action is taken. Such objection is not required from any shareholder to whom the corporation did not give notice of such meeting in accordance with this chapter or where the proposed action is authorized by written consent of shareholders without a meeting.

     (b) Within ten days after the shareholders' authorization date, which term as used in this section means the date on which the shareholders' vote authorizing such action was taken, or the date on which such consent without a meeting was obtained from the requisite shareholders, the corporation shall give written notice of such authorization or consent by registered mail to each shareholder who filed written objection or from whom written objection was not required, excepting any shareholder who voted for or consented in writing to the proposed action and who thereby is deemed to have elected not to enforce his right to receive payment for his shares.

     (c) Within twenty days after the giving of notice to him, any shareholder from whom written objection was not required and who elects to dissent shall file with the corporation a written notice of such election, stating his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares. Any shareholder who elects to dissent from a merger under section 905 (Merger of subsidiary corporation) or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations) or from a share exchange under paragraph (g) of section 913 (Share exchanges) shall file a written notice of such election to dissent within twenty days after the giving to him of a copy of the plan of merger or exchange or an outline of the material features thereof under section 905 or 913.

     (d) A shareholder may not dissent as to less than all of the shares, as to which he has a right to dissent, held by him of record, that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner, as to which such nominee or fiduciary has a right to dissent, held of record by such nominee or fiduciary.

     (e) Upon consummation of the corporation action, the shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights under this section. A notice of election may be withdrawn by the shareholder at any time prior to his acceptance in writing of an offer made by the corporation, as provided in paragraph (g), but in no case later than sixty days from the date of consummation of the corporate action except that if the corporation fails to make a timely offer, as provided in paragraph (g), the time for withdrawing a notice of election shall be extended until sixty days from the date an offer is made. Upon expiration of such time, withdrawal of a notice of election shall require the written consent of the corporation. In order to be effective, withdrawal of a notice of election must be accompanied by the return to the corporation of any advance payment made to the shareholder as provided in paragraph (g). If a notice of election is withdrawn, or the corporate action is rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenters' rights, he shall not have the right to receive payment for his shares and he shall be reinstated to all his rights as a shareholder as of the consummation of the corporate action, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

     (f) At the time of filing the notice of election to dissent or within one month thereafter the shareholder of shares represented by certificates shall submit the certificates representing his shares to the corporation, or to its transfer agent, which shall forthwith note conspicuously thereon that a notice of election has been filed and shall return the certificates to the shareholder or other person who submitted them on his behalf. Any shareholder of shares represented by certificates who fails to submit his certificates for such notation as herein specified shall, at the option of the corporation exercised by written notice to him within forty-five days from the date of filing of such notice of election to dissent, lose his dissenter's rights unless a court, for good cause shown, shall otherwise direct. Upon transfer of a certificate bearing such notation, each new certificate issued therefor shall bear a similar notation together with the name of the original dissenting holder of the shares and a transferee shall acquire no rights in the corporation except those which the original dissenting shareholder had at the time of transfer.

     (g) Within fifteen days after the expiration of the period within which shareholders may file their notices of election to dissent, or within fifteen days after the proposed corporate action is consummated, whichever is later (but in no case later than ninety days from the shareholders' authorization date), the corporation or, in the case of a merger or consolidation, the surviving or new corporation, shall make a written offer by registered mail to each shareholder who has filed such notice of election to pay for his shares at a specified price which the corporation considers to be their fair value. Such offer shall be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares. If the corporate action has been consummated, such offer shall also be accompanied by (1) advance payment to each such shareholder who has submitted the certificates representing his shares to the corporation, as provided in paragraph (f), of an amount equal to eighty percent of the amount of such offer, or (2) as to each shareholder who has not yet submitted his certificates a statement that advance payment to him of an amount equal to eighty percent of the amount of such offer will he made by the corporation promptly upon submission of his certificates. If the corporate action has not been consummated at the time of the making of the offer, such advance payment or statement as to advance payment shall be sent to each shareholder entitled thereto forthwith upon consummation of the corporation action. Every advance payment or statement as to advance payment shall include advice to the shareholder to the effect that acceptance of such payment does not constitute a waiver of any dissenters' rights. If the corporate action has not been consummated upon the expiration of the ninety day period after the shareholders' authorization date, the offer may be conditioned upon the consummation of such action. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or if divided into series, of the same series and shall be accompanied by a balance sheet of the corporation whose shares the dissenting shareholder holds as of the latest available date, which shall not be earlier than twelve months before the making of such offer, and a profit and loss statement or statements for not less than a twelve month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such twelve month period, for the portion thereof during which it was in existence. Notwithstanding the foregoing, the corporation shall not be required to furnish a balance sheet or profit and loss statement or statement or statements to any shareholder to whom such balance sheet or profit and loss statement or statements were previously furnished, nor if in connection with obtaining the shareholders' authorization for or consent to the proposed corporate action the shareholders were furnished with a proxy or information statement, which included financial statements, pursuant to Regulation 14A or Regulation 14C of the United States Securities and Exchange Commission. If within thirty days after the making of such offer, the corporation making the offer and any shareholder agree upon the price to be paid for his shares, payment thereof shall be made within sixty days after the making of such offer or the consummation of the proposed corporate action, whichever is later, upon the surrender of the certificates for any such shares represented by certificates.

     (h) The following procedure shall apply if the corporation fails to make such offer within such period of fifteen days, or if it makes the offer and any dissenting shareholder or shareholders fail to agree with it within the period of thirty days thereafter upon the price to be paid for their shares:

          (1) The corporation shall, within twenty days after the expiration of whichever is applicable of the two periods last mentioned, institute a special proceeding in the supreme court in the judicial district in which the office of the corporation is located to determine the rights of dissenting shareholders and to fix the fair value of their shares. If, on the case of merger of consolidation, the surviving or new corporation is a foreign corporation without an office in this state, such proceeding shall be brought in the county where the office of the domestic corporation, whose shares are to be valued, was located.

          (2) If the corporation fails to institute such proceeding within such period of twenty days, any dissenting shareholder may institute such proceeding for the same purpose not later than thirty days after the expiration of such twenty day period. If such proceeding is not instituted within such thirty-day period, all dissenter's rights shall be lost unless the supreme court, for good cause shown, shall otherwise direct.

          (3) All dissenting shareholders, excepting those who, as provided in paragraph (g), have agreed with the corporation upon the price to be paid for their shares, shall be made parties to such proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons, and upon each nonresident dissenting shareholder either by registered mail and publication, or in such other manner as is permitted by law. The jurisdiction of the court shall be plenary and exclusive.

          (4) The court shall determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation does not request any such determination or if the court finds that any dissenting shareholder is so entitled, it shall proceed to fix the value of the shares, which, for the purposes of this section, shall be the fair value as of the close of business on the day prior to the shareholders' authorization date. In fixing the fair value of the shares, the court shall consider the nature of the transaction giving rise to the shareholder's right to receive payment for shares and its effects on the corporation and its shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court shall determine the fair value of the shares without a jury and without referral to an appraiser or referee. Upon application by the corporation or by any shareholder who is a party to the proceeding, the court may, in its discretion, permit pretrial disclosure, including, but not limited to, disclosure of any expert's reports relating to the fair value of the shares whether or not intended for use at the trial in the proceeding and notwithstanding subdivision (d) of section 3101 of the civil practice law and rules.

          (5) The final order in the proceeding shall be entered against the corporation in favor of each dissenting shareholder who is a party to the proceeding and is entitled thereto for the value of his shares so determined.

          (6) The final order shall include an allowance for interest at such rate as the court finds to be equitable, from the date the corporate action was consummated to the date of payment. In determining the rate of interest, the court shall consider all relevant factors, including the rate of interest which the corporation would have had to pay to borrow money during the pendency of the proceeding. If the court finds that the refusal of any shareholder to accept the corporate offer of payment for his shares was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

          (7) Each party to such proceeding shall bear its own costs and expenses, including the fees and expenses of its counsel and of any experts employed by it. Notwithstanding the foregoing, the court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by the corporation against any or all of the dissenting shareholders who are parties to the proceeding, including any who have withdrawn their notices of election as provided in paragraph (e), if the court finds that their refusal to accept the corporate offer was arbitrary, vexatious or otherwise not in good faith. The court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by any or all of the dissenting shareholders who are parties to the proceeding against the corporation if the court finds any of the following: (A) that the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay; (B) that no offer or required advance payment was made by the corporation; (C) that the corporation failed to institute the special proceeding within the period specified therefor; or (D) that the action of the corporation in complying with its obligations as provided in this section was arbitrary, vexatious or otherwise not in good faith. In making any determination as provided in clause (A), the court may consider the dollar amount or the percentage, or both, by which the fair value of the shares as determined exceeds the corporate offer.

          (8) Within sixty days after final determination of the proceeding, the corporation shall pay to each dissenting shareholder the amount found to be due him, upon surrender of the certificates for any such shares represented by certificates.

     (i) Shares acquired by the corporation upon the payment of the agreed value therefor or of the amount due under the final order, as provided in this section, shall become treasury shares or be canceled as provided in section 515 (Reacquired shares), except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

     (j) No payment shall be made to a dissenting shareholder under this section at a time when the corporation is insolvent or when such payment would make it insolvent. In such event, the dissenting shareholder shall, at his option:

          (1) Withdraw his notice of election, which shall in such event be deemed withdrawn with the written consent of the corporation; or

          (2) Retain his status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the non-dissenting shareholders, and if it is not liquidated, retain his right to be paid for his shares, which right the corporation shall be obliged to satisfy when the restrictions of this paragraph do not apply.

          (3) The dissenting shareholder shall exercise such option under subparagraph (1) or (2) by written notice filed with the corporation within thirty days after the corporation has given him written notice that payment for his shares cannot be made because of the restrictions of this paragraph. If the dissenting shareholder fails to exercise such option as provided, the corporation shall exercise the option by written notice given to him within twenty days after the expiration of such period of thirty days.

     (k) The enforcement by a shareholder of his right to receive payment for his shares in the manner provided herein shall exclude the enforcement by such shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in paragraph (e), and except that this section shall not exclude the right of such shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is unlawful or fraudulent as to him.

     (l) Except as otherwise expressly provided in this section, any notice to be given by a corporation to a shareholder under this section shall be given in the manner provided in section 605 (Notice of meetings of shareholders).

     (m) This section shall not apply to foreign corporations except as provided in subparagraph (e)(2) of section 907 (Merger or consolidation of domestic and foreign corporations).

                                      PROXY

                             MID-STATE RACEWAY, INC.

                                  P.O. BOX 860
                       RUTH STREET, VERNON, NEW YORK 13476

                  PROXY SOLICITED BY THE BOARD OF DIRECTORS OF
                         MID-STATE RACEWAY, INC. FOR THE
                         SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON ___________, 2002

The undersigned hereby constitutes and appoints [ ] and [ ], and each of them, as proxies (the Proxies) of the undersigned, with full power of substitution in each, and authorizes each of them to represent and to vote all shares of common stock, par value $0.10 per share, of Mid-State Raceway, Inc. (Mid-State) held of record by the undersigned as of the close of business on February 15, 2002, at the Special Meeting of Stockholders (the Special Meeting) to be held at the Vernon Country Suites Hotel at Vernon Downs (adjacent to the Vernon Downs Race Track), 4229 Stuhlman Road, Vernon, New York, on [ ] at 2:00 p.m. local time and at any adjournments or postponements thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL NOT BE VOTED IN CONNECTION WITH THE PROPOSAL SET FORTH IN PARAGRAPH 1 ON THE REVERSE SIDE HEREOF. THE PROXIES ARE EACH AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. Stockholders who plan to attend the Special Meeting may revoke their proxy by casting their vote at the meeting in person.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Special Meeting of Stockholders and the Proxy Statement with respect thereto and hereby revoke(s) any proxy or proxies heretofore given.

           PLEASE VOTE, DATE AND SIGN THIS PROXY ON REVERSE SIDE AND
                     RETURN PROMPTLY IN ENCLOSED ENVELOPE.



[X]  PLEASE MARK VOTE
     AS IN THIS EXAMPLE

                                                FOR     AGAINST   ABSTAIN

1. To adopt the Option Agreement                [_]       [_]       [_]


2. To consider and act upon such other matters as may properly come before the Special Meeting and any adjournments or postponements thereof.

                        --------------------------------

Please be sure to sign and date this Proxy.

Date:________________________

Stockholder(s) signature(s):

-----------------------------------------------------------------



Please sign name exactly as shown on reverse. Where there is more than one holder, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation or partnership, the proxy should be executed in the full corporate or partnership name and signed by a duly authorized person, stating his or her title or authority.

                PLEASE, SIGN, DATE AND PROMPTLY MAIL YOUR PROXY.